018 Global Natural Resources Fund Attachment
08/31/2003 Annual Report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1
Class A		   990
Class B		     0
Class C		     0

72DD2
Class M		     1

73A1
Class A		0.0950
Class B		0.0000
Class C		0.0000

73A2
Class M		0.0040

74U1	(000s omitted)
Class A		10,407
Class B		 4,713
Class C		   825

74U2 	(000s omitted)
Class M		   199

74V1
Class A		17.92
Class B		17.42
Class C		17.62

74V2
Class M		17.80